Exhibit 10.15
EXECUTION COPY
$200,000,000
AURORA DIAGNOSTICS HOLDINGS, LLC
AURORA DIAGNOSTICS FINANCING, INC.
AND THE GUARANTORS PARTY HERETO
10.750% Senior Notes Due 2018
PURCHASE AGREEMENT
December 14, 2010

December 14, 2010
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
UBS Securities LLC
c/o Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036
Ladies and Gentlemen:
     Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”) and Aurora Diagnostics Financing, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company without any operations or subsidiaries of its own (the “Co-Issuer” and together with the Company, the “Issuers”), propose to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) Two Hundred Million Dollars ($200,000,000) aggregate principal amount of their 10.750% Senior Notes Due 2018 (the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of the Closing Date (as defined herein) (the “Indenture”) by and among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally by (i) the guarantors named in Schedule II hereto (collectively, the “Guarantors”) and (ii) any wholly-owned subsidiary of the Issuers or the Guarantors formed or acquired after the Closing Date (as defined in Section 4) that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees. The Notes and the Guarantees are herein collectively referred to as the “Securities.”
     The Securities will be offered without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act or in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the Final Memorandum (as hereinafter defined).
     The Initial Purchasers and the persons to whom the Initial Purchasers directly or indirectly transfer the Securities in accordance with this Agreement will be entitled to the benefits of a Registration Rights Agreement, to be executed and dated as of the Closing Date between the Company and the Initial Purchasers (the “Registration Rights Agreement”).
     In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated December 6, 2010 (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including a description of the terms of the Securities, the terms of the offering and a description of the Issuers. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule III hereto. The “Time of Sale” means 5:01 p.m., New York City time, on the date of this Agreement.
     1. Representations and Warranties. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to, and agrees with, you that:
     (a) (i) The Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Issuers, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Issuers in writing by or on behalf of such Initial Purchaser through you expressly for use therein.
     (b) Except for the Additional Written Offering Communications, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, none of the Issuers nor any Guarantor has prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared or used to market the Notes.
     (c) Each Issuer has been duly incorporated or formed, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, business prospects or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (d) Each Guarantor has been duly incorporated or formed, is validly existing and in good standing (or such similar status as may be applicable) under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock or membership interests of each wholly-owned subsidiary of the Issuers have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Time of Sale Memorandum, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except where the existence of such liens, encumbrances or claims would not, individually or in the aggregate, have a Material Adverse Effect.
     (e) This Agreement has been duly authorized, executed and delivered by each Issuer and each of the Guarantors.
     (f) The Notes have been duly authorized by each Issuer and, when executed by each Issuer and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial

Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of each Issuer, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer and similar laws now or hereafter affecting creditors’ rights generally and (ii) equitable principles of general applicability (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and will receive the benefits of the Indenture.
     (g) The Guarantees have been duly authorized by each Guarantor and, when the Indenture has been executed and delivered by the parties thereto on the Closing Date and the Notes have been delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of such Guarantor, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer and similar laws now or hereafter affecting creditors’ rights generally and (ii) equitable principles of general applicability (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and will receive the benefits of the Indenture.
     (h) Each of the Indenture and the Registration Rights Agreement has been duly authorized by each Issuer and each of the Guarantors. Each of the Indenture and the Registration Rights Agreement, when executed and delivered by each Issuer and each of the Guarantors, will be a valid and binding agreement of each Issuer and each of the Guarantors, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer and similar laws now or hereafter affecting creditors’ rights generally, (ii) equitable principles of general applicability (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations under applicable law with respect to rights to indemnification and contribution under the Registration Rights Agreement.
     (i) None of the Issuers nor any of the Guarantors is (i) in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational document or (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other similar agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default or event described in clause (ii) which would not have a Material Adverse Effect or a material adverse effect on the power and ability of such Issuer or Guarantors to perform their respective obligations in all material respects under this Agreement or to consummate the transactions contemplated by the Time of Sale Memorandum.
     (j) The execution and delivery by each Issuer and each Guarantor of, and the performance by each Issuer and each Guarantor of its respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Notes and/or Guarantees, respectively, will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational document of any Issuer or any Guarantor, (iii) any indenture, mortgage, deed of trust, credit agreement or other similar agreement or instrument to which it is a party or by which any Issuer or any Guarantor is bound or to which any of its property or assets is subject, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Issuer or any of its subsidiaries, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the power and ability of such Issuers or any Guarantor to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Memorandum. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any Issuer or any Guarantor of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except (i) those that have been obtained or made, as the case may be, by the Company and are in full force and effect, (ii) those required by the securities or Blue Sky laws of the various states or other applicable non-U.S. laws in connection with the offer and sale of the Securities, and (iii) those contemplated by the Registration Rights Agreement.
     (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of each of the Issuers and its respective subsidiaries, taken as a whole, from the information set forth in the Time of Sale Memorandum.
     (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which any Issuer or its respective subsidiaries is a party or to which any of the properties of any

Issuer or its respective subsidiaries is subject, other than proceedings (i) accurately described in all material respects in the Time of Sale Memorandum, (ii) that would not have a Material Adverse Effect or (iii) that would not have a material adverse effect on the power or ability of any Issuer or its respective subsidiaries (x) to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, or (z) to consummate the transactions contemplated by the Time of Sale Memorandum.
     (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.
     (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
     (o) No Issuer nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) No securities of either Issuer of the same class as the Notes have been offered, issued or sold by the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) within the six-month period immediately prior to the date hereof; and the Issuers do not have any intention of making, and will not make, an offer or sale of such securities of the Issuers of the same class as the Notes, for a period of six months after the date of this Agreement, except for the offering of the Notes as contemplated by this Agreement or the

Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.
     (q) None of the Issuers, any of their respective Affiliates or other person acting on behalf of the Issuers has, with respect to the Notes sold outside the United States, offered the Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Issuers, any Affiliate of the Issuers and any person acting on behalf of the Issuers or any Affiliate of the Issuers have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Issuers nor any of their respective Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Notes, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.
     (r) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, except for the rights and obligations set forth in the Registration Rights Agreement, and assuming the accuracy of the Initial Purchasers’ representations contained herein and the Initial Purchasers’ compliance with Section 7 hereof.
     (s) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
     (t) No Issuer or any of its respective subsidiaries or Affiliates, directors, officers, or employees, nor, to the Company’s knowledge, any agent or representative of any Issuer or its respective subsidiaries or its respective Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each Issuer and its subsidiaries and each of its respective Affiliates has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (u) The operations of each Issuer and its respective subsidiaries and each of their respective Affiliates are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such Issuer and its respective subsidiaries or their respective Affiliates conducts its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Issuer and its respective subsidiaries or their respective Affiliates with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (v) (i) No Issuer or its respective subsidiaries, or any of its respective directors or officers (collectively, the “Entity”), nor, to the Company’s knowledge, any employee, agent affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

     (iii) The Entity represents and covenants that, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (w) Subsequent to the dates as of which information is given in the Time of Sale Memorandum, (i) no Issuer or its respective subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (ii) no Issuer or its respective subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of any Issuer or its respective subsidiaries, except in each case as described in the Time of Sale Memorandum.
     (x) Each of the Issuers and each of the Guarantors has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described to the extent required in the Time of Sale Memorandum or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by any Issuer or its respective subsidiaries are held by them under valid, subsisting and enforceable leases, in each case except such as are described to the extent required in the Time of Sale Memorandum or such as would not have a Material Adverse Effect.
     (y) Each Issuer and its respective subsidiaries owns or possesses, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, singly or in the aggregate, have a Material Adverse Effect, and no Issuer or its respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (z) No labor dispute with the employees of any Issuer or its respective subsidiaries exists, except as described in the Time of Sale Memorandum, or, to the knowledge of the Company, is imminent except for any such dispute that would not have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.
     (aa) Each Issuer and its respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged except as would not reasonably be expected to have a Material Adverse Effect; no Issuer or its respective subsidiaries has been refused any insurance coverage sought or applied for; and no Issuer or its respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum.
     (bb) Each Issuer and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (“Permits”) necessary to conduct its respective businesses except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and no Issuer or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum.
     (cc) Without limiting the generality of clause (aa) above and except as described in the Time of Sale Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, no Issuer’s or its subsidiaries’ business operations is in violation of any Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) all federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a) and the regulations promulgated pursuant to such statutes; (ii) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), the regulations promulgated thereunder and comparable state privacy and security laws, (iii) Medicare (Title XVIII of the Social

Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (vi) the federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto; (vii) the Clinical Laboratory Improvement Amendments of 1988 (Pub. L. No. 100-578) and the regulations promulgated pursuant thereto (the “CLIA”); (viii) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; and (ix) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (ix) as may be amended from time to time. Except as disclosed in the Time of Sale Memorandum, the Company has received notice of any material claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product, operation or activity is in violation of any applicable Health Care Law or Permit and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to materially limit, suspend, modify or revoke any Permits and has no knowledge that any such governmental authority is considering such action.
     (dd) All of the regional laboratories of each Issuer or its respective subsidiaries are eligible for accreditation by College of American Pathologists and are so accredited, and all of the laboratories of each Issuer or its respective subsidiaries are in compliance, in all material respects, with the standards required by CLIA.
     (ee) Each Issuer and its subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness identified in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
     (ff) There is no broker, finder or other party that is entitled to receive from any Issuer or any Guarantor any brokerage or finder’s fee or other similar payment as a result of any transactions contemplated by this Agreement.
     2. Agreements to Sell and Purchase. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers hereby agree to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98% of the $200,000,000 aggregate principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.
     3. Terms of Offering. You have advised the Issuers that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.
     4. Payment and Delivery. Payment for the Securities shall be made to the Issuers, in Federal or other funds immediately available in New York City, against delivery of such Securities for the respective accounts of the several Initial Purchasers at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Issuers and Morgan Stanley & Co. Incorporated, Barclays Capital Inc and UBS Securities LLC) at 10:00 a.m., New York City time, on December 20, 2010, or at such other time on the same or such other date, not later than December 27, 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.
     The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, against payment by the Initial Purchasers of the Purchase Price therefor, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. The Securities to be represented by one or more global notes in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuers, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.
     5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuers of any securities of the Issuers or any of its respective subsidiaries or in the rating outlook for the Issuers by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development reasonably likely to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuers, the Guarantors and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.
     (b) The Initial Purchasers shall have received on the Closing Date a certificate from each Issuer and each Guarantor, dated as of the Closing Date and signed by an executive officer of such Issuer or Guarantor, in their capacity as an officer of such Issuer or Guarantor, as applicable, and not in his or her individual capacity, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of such Issuer or Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Issuer or Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Initial Purchasers shall have received on the Closing Date an opinion of Alston & Bird LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-1, and the opinions of Gunster, Warner Norcross & Judd LLP, Jones Vargas, McElroy, Deutsch, Mulvaney & Carpenter, LLP, Maslon Edelman Borman & Brand, LLP and Nexsen Pruet, LLC, outside local counsel for the Company, dated the Closing Date, to the effect set forth on Exhibit A-2. Such opinions shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
     (d) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated the Closing Date.
     (e) The Initial Purchasers shall have received (i) a comfort letter dated the date hereof, in form and substance satisfactory to the Initial Purchasers, from McGladrey & Pullen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Memorandum and the Final Memorandum, and (ii) a customary “bring-down” comfort letter dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, from McGladrey & Pullen LLP, independent public accountants, containing a reaffirmation of the statements made in its comfort letter as of the date hereof; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (f) The Indenture and the Registration Rights Agreement shall have been executed and delivered by the Issuers and Guarantors, or shall be executed and delivered by the Issuers and Guarantors substantially concurrently with the issuance of the Securities on the terms and conditions described in the Time of Sale Memorandum.
     (g) There shall not exist at, and as of, the Closing Date any conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Credit and Guaranty Agreement, dated May 26, 2010, by and among Aurora Diagnostics, LLC, as borrower, the Company, certain subsidiaries and affiliates thereof as guarantors, the various lenders party thereto, Barclays Bank PLC as Administrative Agent and collateral agent, Barclays Capital, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as joint lead arrangers and joint bookrunners, Morgan Stanley Senior Funding, Inc. as syndication agent and UBS Securities LLC as documentation agent (the “Credit Agreement”), as amended as of the Closing Date, and the Issuers shall be in compliance with all covenants and conditions under the Credit Agreement and have the capacity to borrow the full amount of the commitments under such Credit Agreement as of the Closing Date.
     (h) The Issuers shall have taken all action required to be taken by it for the Securities to be eligible for clearance and settlement through DTC, it being understood that the Initial Purchasers shall obtain relevant CUSIP numbers for the Notes.
     (i) The Credit Agreement shall have been amended as described in the Time of Sale Memorandum.
     6. Covenants of the Issuers and the Guarantors. Each of the Issuers and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:
     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum and any supplements and amendments thereto as you may reasonably request.
     (b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by any Issuer or Guarantor for purposes of offering and/or selling Securities and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.
     (d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the reasonable opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
     (e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
     (f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and the Guarantors and the accountants of the Issuers, the Guarantors or other entities in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the any Issuer or Guarantor and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of one firm of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Issuers and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers, travel and lodging expenses of the representatives and officers of the Issuers and the Guarantors and any such consultants, and 50 percent of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other cost and expenses incident to the performance of the obligations of the Issuers and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     (h) No securities of either Issuer of the same class as the Notes have been offered, issued or sold by the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) within the six-month period immediately prior to the date hereof; and the Issuers do not have any intention of making, and will not make, an offer or sale of such securities of the Issuers of the same class as the Notes, for a period of six months after the date of this Agreement, except for the offering of the Notes as contemplated by this Agreement or the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

     (i) None of the Issuers, any of their respective Affiliates or other person acting on behalf of the Issuers shall, with respect to the Notes sold outside the United States, offer the Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Issuers, any Affiliate of the Issuers and any person acting on behalf of the Issuers or any Affiliate of the Issuers shall comply with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Issuers nor any of their respective Affiliates will enter into any arrangement or agreement with respect to the distribution of the Notes, except for this Agreement; provided that no covenant is made in this paragraph with respect to the actions of the Initial Purchasers.
     (j) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (k) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.
     (l) None of the Issuers, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuers and their Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.
     (m) During the period of one year after the Closing Date, the Issuers will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (n) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
     The Issuers also agree that, without the prior written consent of Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and UBS Securities LLC on

behalf of the Initial Purchasers, they will not, during the period of 90 days following the date hereof, offer, sell, contract to sell or otherwise dispose of any debt securities of any Issuer or warrants to purchase debt securities of any Issuer substantially similar to the Securities (other than the sale of the Securities under this Agreement).
     7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Issuers and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”
(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:
     (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by any Issuer or any Guarantor that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;
     (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;
     (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United

States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;
     (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;
     (v) such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of Securities to the public in that Member State, except that it may, with effect from and including such date, make an offer of Securities to the public in that Member State:
     (A) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
     (B) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (C) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State;
     (vi) such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to the Issuers and the Guarantors, and the Issuers and the Guarantors have complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;3
     (vii) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and
     (viii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or

(ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this Section 7(b) have the meanings given to them by Regulation S.
     8. Indemnity and Contribution. (a) Each of the Issuers and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by any Issuer or Guarantor, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to any Issuer or Guarantor in writing by such Initial Purchaser through you specifically for use therein.
          (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors and their respective directors and officers and each person, if any, who controls any such Issuers or Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to any Issuer and Guarantor in writing by such Initial Purchaser through you specifically for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by any Issuer or Guarantor, or the Final Memorandum or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Initial Purchasers consists of the following: the information contained in the fourth paragraph and the fourth sentence in the sixth paragraph under the caption “Plan of Distribution”.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuer or Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
          (e) The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any Affiliate of any Initial Purchaser or by or on behalf of any Issuer, any Guarantor, their respective officers or directors or any person controlling any Issuer or Guarantor and (c) acceptance of and payment for any of the Securities.
     9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (d), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.
     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of any Issuer or Guarantor. In any such case either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of any Issuer or Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Issuer or Guarantor shall be unable to perform its obligations under this Agreement, the Issuers and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Issuers, the Guarantors and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

     (b) The Issuers and the Guarantors acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Issuers, the Guarantors or any other person, (ii) the Initial Purchasers owe the Issuers and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Issuers and the Guarantors. The Issuers and the Guarantors waive to the full extent permitted by applicable law any claims they may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
     15. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related

Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to 11025 RCA Center Drave, Suite 300, Palm Beach Gardens, FL 33410.
[Signature Pages to Follow]

Very truly yours, AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
Name:
Title:

AURORA DIAGNOSTICS FINANCING, INC.
By:	/s/ James C. New
Name:
Title:

AURORA DIAGNOSTlCS, LLC
AURORA GREENSBORO, LLC
AURORA LMC, LLC
AURORA MASSACHUSETTS, LLC
AURORA MICHIGAN, LLC
AURORA NEW HAMPSHIRE, LLC
BERNHARDT LABORATORIES, INC.
BIOPSY DIAGNOSTICS, LLC
C R COLLECTIONS, LLC
COVENANT HEALTHCARE LAB, LLC
CUNNINGHAM PATHOLOGY, L.L.C.
GREENSBORO PATHOLOGY, LLC
HARDMAN PATHOLOGY ADX, LLC
LABORATORY OF DERMATOPATHOLOGY
ADX, LLC
MARK & KAMBOUR, LLC
MARK & KAMBOUR HOLDINGS, INC.
PATHOLOGY SOLUTIONS, LLC, SEACOAST
PATHOLOGY, INC.
TWIN CITIES DERMATOPATHOLOGY, LLC.

By:	/s/ James C. New
Name:
Title:

Purchase Agreement — Signature Page

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
UBS Securities LLC
Acting severally on behalf of themselves and the
          several Initial Purchasers named in
           Schedule I hereto.

By: Morgan Stanley & Co. Incorporated
By:	/s/ Brian Carr
	Name:	Brian Carr
	Title:	Executive Director

Signature Page to Purchase Agreement

By: Barclays Capital Inc.
By:	/s/ John Skrobe
	Name:	John Skrobe
	Title:	Managing Director

Signature Page to Purchase Agreement

By: USB Securities LLC
By:	/s/ David Barth
	Name:	David Barth
	Title:	Managing Director

By:	/s/ Michael Lawton
	Name:	Michael Lawton
	Title:	Director

Signature Page to Purchase Agreement

SCHEDULE I

Principal Amount of
Securities to be
Initial Purchaser	Purchased
Morgan Stanley & Co. Incorporated	$70,000,000
Barclays Capital Inc.	50,000,000
UBS Securities LLC	50,000,000
RBC Capital Markets Corporation	15,000,000
BMO Capital Markets Corp.	15,000,000

Total:	$200,000,000

I-1

SCHEDULE II
GUARANTORS
Aurora Diagnostics, LLC
Aurora Greensboro, LLC
Aurora LMC, LLC
Aurora Massachusetts, LLC
Aurora Michigan, LLC
Aurora New Hampshire, LLC
Bernhardt Laboratories, Inc.
Biopsy Diagnostics, LLC
C R Collections, LLC
Covenant Healthcare Lab, LLC
Cunningham Pathology, L.L.C.
Greensboro Pathology, LLC
Hardman Pathology ADX, LLC
Laboratory of Dermatopathology ADX, LLC
Mark & Kambour, LLC
Mark & Kambour Holdings, Inc.
Pathology Solutions, LLC, Seacoast Pathology, Inc.
Twin Cities Dermatopathology, LLC.

II-1

SCHEDULE III
Time of Sale Memorandum
1.	Preliminary Memorandum dated December 6, 2010

2.	Pricing Supplement dated December 14, 2010 as set forth in Schedule IV

III-1

SCHEDULE IV

PRICING SUPPLEMENT
Issued December 14, 2010
AURORA DIAGNOSTICS HOLDINGS, LLC
AURORA DIAGNOSTICS FINANCING, INC.
$200,000,000 10.750% SENIOR NOTES DUE 2018
_________________________
Pricing Supplement dated December 14, 2010 to preliminary offering memorandum dated December 6, 2010 of Aurora Diagnostics Holdings, LLC and Aurora Diagnostics Financing, Inc. (the “Preliminary Offering Memorandum”).
This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.
Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

Issuers:	Aurora Diagnostics Holdings, LLC and Aurora Diagnostics Financing, Inc. (collectively the “Issuers”)

Notes Offered:	10.750% Senior Notes due 2018 (the “Notes”)

Maturity Date:	January 15, 2018

Interest:	10.750%

Issue Price:	100%

Principal Amount:	$200,000,000

Interest Payment Dates:	January 15 and July 15

First Interest Payment Date:	July 15, 2011

Make-Whole Redemption:	Before January 15, 2015 at 100% plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

Optional Redemption:	On and after January 15, 2015, the Issuers may redeem the Notes in whole or in part, at the applicable redemption prices set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Redemption Price
2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

Equity Clawback:	At any time prior to January 15, 2014, at a redemption price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that:

(1) at least 65% of such aggregate principal amount of notes (which includes Additional Notes and exchange notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the notes held, directly or indirectly, by the Issuers or Affiliates of the Issuers);

(2) each such redemption occurs within 90 days after the date of the related Equity Offering; and

(3) that no such redemption occurs in the 90 days preceding or following a Change of Control.

Use of Proceeds:	We estimate that the net proceeds that we will receive from this offering will be approximately $194 million after payment of accrued interest and transaction expenses. We intend to use approximately $129 million of the net proceeds that we expect to receive from this offering to repay borrowings under our senior secured revolving credit facility and senior secured term loan credit facility. In addition, we intend to use approximately $30 million of the net proceeds that we expect to receive from this offering to consummate a pending acquisition, and approximately $35 million of the remaining of such net proceeds for general corporate purposes, including working capital, or to further acquire or invest in companies that we believe will complement our business. There is no assurance that the pending acquisition will be consummated upon the closing of this offering or at any time in the future.

Capitalization and As Adjusted Interest Expense:	As of September 30, 2010, on an as adjusted basis after giving effect to this offering and the application of net proceeds therefrom, the Company and its subsidiaries would have had a total of $344.4 million of indebtedness outstanding. This would have included $114.8 million of secured indebtedness, $114.4 million of which was borrowed under our amended senior secured credit facility. Subject to certain conditions, an additional $110.0 million in total would have been available for borrowing under our amended senior secured credit facility (all of which would be secured if borrowed). In addition, on a pro forma as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering, the Company and its subsidiaries would have had interest expense of $30.0 million for the twelve months ended September 30, 2010.

Covenant Changes relating to the Senior Notes due 2018 to be issued:	The following paragraphs will amend and supplement the terms of the Notes to be issued by the Issuers, as described in “Description of the Notes” in the Preliminary Offering Memorandum. Changes to the terms of the Notes from the Preliminary Offering Memorandum are shown in blacklining on a comparative basis to reflect the final terms of the Notes:

A. Maturity and Offering Amount

1. All references in the Preliminary Offering Memorandum to the maturity date of the Notes are revised from 2017 to 2018.

2.   All references in the Preliminary Offering Memorandum to the aggregate principal amount of Notes to be offered by the Issuers are revised from $230,000,000 aggregate principal amount to $200,000,000 aggregate principal amount.

B. Optional Redemption

The section of the Preliminary Offering Memorandum described under the caption “Description of the Notes—Optional Redemption” is amended as follows:

Optional Redemption

Except as set forth below, the Issuers will not be entitled to redeem the notes at their option prior to January 15, 2015.

On and after January 15, 2015, the Issuers will be entitled at their option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on January 15 of the years set forth below:

Redemption
Period	Price

2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

Unless the Issuers default in payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

In addition, any time prior to January 15, 2014, the Issuers will be entitled at their option on one or more occasions to redeem the notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of %, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that:

(1)   at least 65% of such aggregate principal amount of notes (which includes Additional Notes and exchange notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the notes held, directly or indirectly, by the Issuers or Affiliates of the Issuers); and

(2) each such redemption occurs within 90 days after the date of the related Equity Offering; and

(3) that no such redemption occurs in the 90 days preceding or following a Change of Control.

Prior to January 15, 2015, we will be entitled at our option to redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a note at any redemption date, the greater of (i) 1.00% of the principal amount of such note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such note on January 15, 2015 (such redemption price being described in the table above in this “—Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such note through January 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to January 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

C. Certain Covenants—Limitation on Indebtedness

1. Paragraph (a) of this covenant is amended as follows:

(a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries will be entitled to Incur Indebtedness if the Consolidated Coverage Ratio for the Company’s most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which such additional Indebtedness is Incurred would have been at least 2.2 to 1.0 (including a pro forma application of the Net Cash Proceeds therefrom including to Refinance other indebtedness), as if the additional Indebtedness had been Incurred at the beginning of such four quarter period (any such Indebtedness Incurred pursuant to this paragraph (a) being herein referred to as “Coverage Indebtedness”).

2. Paragraph (b)(19) of this covenant is amended as follows:

(19)   Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence under this clause (19) does not exceed 5.0% of Total Assets

D. Certain Covenants—Limitation on Restricted Payments

1. Paragraph (b)(4) of this covenant is amended as follows:

(4) the purchase, redemption or other acquisition of Equity Interests of the Company, any Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Company, any Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), upon termination of employment or pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Managers of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, such Equity Interests; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in the aggregate;

2. Paragraph (b)(14) of this covenant is amended as follows:

(14) other Restricted Payments not to exceed $15.0 million.

E. Certain Definitions—Credit Facilities

The definition of “Credit Facilities” is amended as follows:

“Credit Facilities” means one or more debt facilities or agreements (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.or any other Indebtedness.

F. Certain Definitions—Permitted Investment

Clause (23) of the definition of “Permitted Investment” is amended as follows:

(23) additional Investments, when taken together with all other Investments made pursuant to this clause (23) and outstanding on the date such Investment is made, do not exceed the greater of (i) $25.0 million and (ii) 5.0% of Total Assets.

G. Certain Definitions—Permitted Liens

Clause (27) of the definition of “Permitted Liens” is amended as follows:

(27) other Liens securing Indebtedness; provided, however, that, at the time of incurrence after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 3.0 to 1.0, provided that, solely for purposes of calculating the Consolidated Secured Leverage Ratio pursuant to this clause (27), the amount of Credit Facility Indebtedness that has been Incurred pursuant to clause (b)(1) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and secured under clause (7) of this definition shall be deemed to equal the sum of (x) $155.0 million and (y) the amount of any Indebtedness outstanding under any revolving Credit Facility of the Company or its Restricted Subsidiaries and secured under clause (7) of this definition.

Distribution:	144A/Regulation S

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated Barclays Capital Inc. UBS Securities LLC

Co-managers:	RBC Capital Markets, LLC BMO Capital Markets Corp.

Trade Date:	December 14, 2010

Settlement Date:	December 20, 2010 (T+4), which is the 4th business day following the date of pricing of the Notes.

Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

CUSIP:	144A: Regulation S:	051620 AA0 U05080 AA1

ISIN:	144A: Regulation S:	US051620AA01 USU05080AA11
This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering memorandum in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A-1
OPINION OF COUNSEL FOR THE COMPANY
     The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:
     A. [Each] Issuer has been duly organized [or incorporated], is validly existing as a limited liability company [or corporation], in good standing under the laws of the State of Delaware and has the limited liability company [or corporate] power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum.
     B. Each Guarantor set forth on the attached Schedule A-11 (each “Opinion Guarantor”) has been duly organized, is validly existing as a limited liability company [or corporation], in good standing (or such similar status as may be applicable) under the laws of the jurisdiction of its organization [or incorporation] and has the limited liability company [or corporate] power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum; all of the issued and outstanding membership interests [or shares of capital stock] of each such Opinion Guarantor have been duly authorized and issued and, except as described in the Time of Sale Memorandum, are owned directly or indirectly by the Company.
     C. This Agreement has been duly authorized, executed and delivered by each Issuer and each of the Opinion Guarantors.
     D. The Notes have been duly authorized by each Issuer and, when executed by each Issuer and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of each Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.
     E. The Guarantees have been duly authorized by each Opinion Guarantor and, when the Indenture has been executed and delivered by the parties thereto on the Closing Date and the Guarantees have been delivered to and paid

1	Aurora Diagnostics, LLC (DE), Cunningham Pathology, L.L.C. (DE), Aurora Massachusetts, LLC (DE), Greensboro Pathology, LLC (NC), Aurora Greensboro LLC (NC), Laboratory of Dermatopathology ADX, LLC (NY) and Hardman Pathology ADX, LLC (GA)

A-1

for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of such Opinion Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     F. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuers and the Opinion Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.
     G. The execution and delivery by each Issuer and each Opinion Guarantor of, and the performance by each Issuer and each Opinion Guarantor of its respective obligations, if any, under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene (i) any provision of applicable law, (ii) the certificate of formation or operating agreement [or the certificate of incorporation or by-laws] (or other organizational documents) of [any] Issuer or any Opinion Guarantor, (iii) to the best of such counsel’s knowledge, any agreement or other instrument binding upon [any] Issuer or any Opinion Guarantor that is material to the [any] Issuer or any Opinion Guarantor, taken as a whole (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Issuer or any such Opinion Guarantor.
     H. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any Issuer or any Opinion Guarantor of its respective obligations, if any, under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, as the case may be, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to each Issuer’s or Opinion Guarantor’s obligations under the Registration Rights Agreement (in respect of which matters no opinion is expressed).
     I. No Issuer nor any Opinion Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     J. The statements relating to legal matters, documents or proceedings included in the Time of Sale Memorandum and the Final Memorandum under the

A-1-2

captions “Description of Securities”, “— Billing and Reimbursement,” “—Government Regulation” and “— State Requirements.”
     K. Nothing has come to such counsel’s attention that causes such counsel to believe that (A) the Time of Sale Memorandum (except for the financial statements and financial schedules and other financial and statistical information, as to which it need not express any belief) as of the date of the Purchase Agreement or as amended or supplemented, if applicable, as of the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical information, as to which it need not express any belief) as of its date contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     With respect to the matters referred to in the paragraph above, such counsel may state that its opinions and beliefs are based upon his or her participation in the preparation of the Time of Sale Memorandum and the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except as specified.
     L. Based upon the representations, warranties and agreements of the Issuers in Sections 1(j), 1(q), 1(s), 6(h), 6(i), 6(j), 6(k) and 6(l) of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.

A-1-3

EXHIBIT A-2
OPINION OF LOCAL COUNSEL FOR THE COMPANY
     The opinion of local counsel for the Guarantor set forth on the attached Schedule A-22 (“Opinion Guarantor”), to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:
     A. [Each] Opinion Guarantor has been duly organized, is validly existing as a limited liability company [or corporation], in good standing (or such similar status as may be applicable) under the laws of the jurisdiction of its organization [or incorporation] and has the limited liability company [or corporate] power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum; all of the issued and outstanding membership interests [or shares of capital stock] of [each such] Opinion Guarantor have been duly authorized and issued and, except as described in the Time of Sale Memorandum, are owned directly or indirectly by the Company.
     B. This Agreement has been duly authorized, executed and delivered by [each of] the Opinion Guarantor[s].
     C. Each of the Indenture, the Guarantees and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, [each] Opinion Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.
     D. The execution and delivery by each Opinion Guarantor of, and the performance by each Opinion Guarantor of its respective obligations, if any, under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene (i) any provision of applicable law, (ii) the certificate of formation or operating agreement [or the certificate of incorporation or by-laws] (or other organizational documents) of [any] Opinion Guarantor, (iii) to the best of such counsel’s knowledge, any agreement or other instrument binding upon [any] Opinion Guarantor that is material to [any] Opinion Guarantor, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over [any] Opinion Guarantor.

2	Mark & Kambour, LLC (FL), Mark & Kambour Holdings, Inc. (FL), Bernhardt Laboratories, Inc. (FL), Aurora Michigan, LLC (MI), Aurora LMC, LLC (NV), Path Solutions, LLC (NJ), Twin Cities Dermapathology, LLC (MN) and Biopsy Diagnostics, LLC (SC).

A-2-1

     No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by [any] Opinion Guarantor of its [respective] obligations, if any, under this Agreement, the Indenture, the Registration Rights Agreement or the Guarantees, as the case may be, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Guarantees and by Federal and state securities laws with respect to [such] Opinion Guarantor’s obligations under the Registration Rights Agreement (in respect of which matters no opinion is expressed).

A-2-2